Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the reference to our firm under the caption “Experts” in the Registration Statement (Form S-4) of Lemonade, Inc. and to the incorporation by reference therein of our report dated March 8, 2021, with respect to the consolidated financial statements of Lemonade, Inc. included in its Annual Report (Form 10-K) for the year ended December 31, 2020 filed with the Securities and Exchange Commission.

/s/ Ernst & Young LLP

New York, New York

December 13, 2021